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                                                                    EXHIBIT 99.4



                                                                   June 15, 1998



The Board of Directors
Mariner Health Group, Inc.
125 Eugene O'Neill Drive
New London, CT  06320

Members of the Board:

        We hereby consent to the inclusion of our opinion letter, dated April 13, 1998, to the board of Directors of Mariner Health Group, Inc. as Annex VII to the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4/S-8. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as Amended, and the Rules and Regulations Promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                                        By: /s/ BT Alex. Brown Incorporated
                                            ------------------------------------
                                            BT Alex. Brown Incorporated